Exhibit 10.3

OPEN-END MORTGAGE DEED TO SECURE PRESENT

AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34

OF THE RHODE ISLAND GENERAL LAWS,

ASSIGNMENT OF LEASES AND RENTS,

SECURITY AGREEMENT AND

FIXTURE FILING

by

ASTRONOVA, INC.,

a Rhode Island corporation,

as Mortgagor

and

BANK OF AMERICA, N.A.,

a national banking association,

as Mortgagee

This document serves as a Fixture Filing under the Rhode Island Uniform Commercial Code.

Mortgagor’s Organizational Identification Number is 000001534.

Property Commonly Known As: 600 East Greenwich Avenue

(a/k/a Assessor’s Plat 30, Lots 46, 40, 48, 24, 64 and 37)

City/County: West Warwick, Kent County

State: Rhode Island

RI CREB Mortgage - 810943

Revised June 12, 2019

OPEN-END MORTGAGE DEED TO SECURE PRESENT AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 OF THE RHODE ISLAND GENERAL LAWS, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING

This OPEN-END MORTGAGE DEED TO SECURE PRESENT AND FUTURE LOANS UNDER CHAPTER 25 OF TITLE 34 OF THE RHODE ISLAND GENERAL LAWS, ASSIGNMENT OF LEASES AND RENTS, SECURITY AGREEMENT AND FIXTURE FILING is made as of the 30th day of July, 2020 (the “Effective Date”), by ASTRONOVA, INC., a Rhode Island corporation (herein referred to as “Mortgagor”), whose address is 600 East Greenwich Avenue, West Warwick, Rhode Island 02893, to BANK OF AMERICA, N.A., a national banking association (“Mortgagee”), whose address is 100 Westminster Street RI-536-10-01, Providence, RI 02903.

Recitals

WHEREAS, Mortgagor has requested that Mortgagee make the Loan (as hereinafter defined) to Mortgagor. As a condition precedent to making the Loan, Mortgagee has required that Mortgagor execute and deliver this Open-End Mortgage Deed to Secure Present and Future Loans Under Chapter 25 of Title 34 of The Rhode Island General Laws, Assignment of Leases and Rents, Security Agreement and Fixture Filing.

Grants and Agreements

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged by Mortgagor, and in order to induce Mortgagee to make the Loan to Mortgagor, Mortgagor agrees as follows:

Article I

Definitions.

As used in this Mortgage, the terms defined in the Preamble hereto shall have the respective meanings specified therein, and the following additional terms shall have the meanings specified:

“Accessories” means all fixtures, fittings, apparatus, equipment, systems, machinery, furnishings, appliances, building and construction materials, supplies and other articles of personal property and replacements thereof, of every kind and character, tangible and intangible (including software embedded therein), now owned or hereafter acquired by Mortgagor, which are now or hereafter attached to, affixed to, placed upon or situated in, on or about the Land or Improvements, or used in or necessary to the complete and proper planning, development, use, occupancy or operation thereof, or acquired (whether delivered to the Land or stored elsewhere) for use or installation in or on the Land or Improvements, and all Additions to the foregoing, all of which are hereby declared to be permanent accessions to the Land, but excluding the Movable Personal Property.

“Accounts” means all accounts of Mortgagor within the meaning of the Uniform Commercial Code of the State, derived from or arising out of the use, occupancy or enjoyment of the Property or for services rendered therein or thereon.

“Additions” means any and all alterations, additions, accessions and improvements to property, substitutions therefor, and renewals and replacements thereof.

“Claim” means any liability, suit, action, claim, demand, loss, expense, penalty, fine, judgment or other cost of any kind or nature whatsoever, including fees, costs and expenses of attorneys, consultants, contractors and experts.

“Condemnation” means any taking of title to, use of, or any other interest in the Property under the exercise of the power of condemnation or eminent domain, whether temporarily or permanently, by any Governmental Authority or by any other Person acting under or for the benefit of a Governmental Authority.

“Condemnation Awards” means any and all judgments, awards of damages (including severance and consequential damages), payments, proceeds, settlements, amounts paid for a taking in lieu of Condemnation, or other compensation heretofore or hereafter made, including interest thereon, and the right to receive the same, as a result of, or in connection with, any Condemnation or threatened Condemnation.

“Contract of Sale” means any contract for the sale of all or any part of the Property or any interest therein, whether now in existence or hereafter executed.

“Controlled Substances Act” means the Controlled Substances Act (21 U.S.C. Sections 801 et seq.), as amended from time to time, and any successor statute.

“Default” means an event or circumstance which, with the giving of Notice or lapse of time, or both, would constitute an Event of Default under the provisions of this Mortgage.

“Design and Construction Documents” means, collectively, (a) all contracts for services to be rendered, work to be performed or materials to be supplied in the development of the Land or the construction or repair of Improvements, including all agreements with architects, engineers or contractors for such services, work or materials; (b) all plans, drawings and specifications for the development of the Land or the construction or repair of Improvements; (c) all permits, licenses, variances and other rights or approvals issued by or obtained from any Governmental Authority or other Person in connection with the development of the Land or the construction or repair of Improvements; and (d) all amendments of or supplements to any of the foregoing.

“Encumbrance” means any Lien, easement, right of way, roadway (public or private), declaration, condition, covenant, or restriction (including any declaration, condition, covenant, or restriction in connection with any condominium development or cooperative housing development), Lease or other matter of any nature that would affect title to the Property.

“Environmental Agreement” means the Environmental Indemnification and Release Agreement of even date herewith by and between Mortgagor and Mortgagee pertaining to the Property, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Event of Default” means an event or circumstance specified in Article VI and the continuance of such event or circumstance beyond the applicable grace and/or cure periods therefor, if any, set forth in Article VI.

“Expenses” means all fees, charges, costs and expenses of any nature whatsoever, including, without limitation, any expenses set forth in the other Loan Documents, incurred at any time and from time to time (whether before or after an Event of Default) by Mortgagee in making the Loan, in protecting the security of this Mortgage, or in exercising or enforcing any rights, powers and remedies provided in this Mortgage or any of the other Loan Documents, including reasonable attorneys’ fees, court costs, receiver’s fees, management fees and costs incurred in the completion, repair, maintenance and operation of, or taking possession of, or selling, the Property.

“Flood Insurance Laws” means, collectively, (a) the National Flood Insurance Act of 1968, (b) the Flood Disaster Protection Act of 1973, and (c) the National Flood Insurance Reform Act of 1994, and any regulation promulgated thereto, each as amended and together with any successor Law of such type.

“Governmental Authority” or “Governmental Authorities” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Hedge Agreement” means any agreement, if and only if evidenced by a writing reciting that it is secured by this Mortgage, relating to any transaction that is a rate swap, basis swap transaction, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond option, note or bill option, interest rate option, forward foreign exchange transaction, cap transaction, spot or floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, swap option, currency option, credit swap or default transaction, T-lock, or any other similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any agreement or contract that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute, and CFTC Regulation 1.3(xxx), any form of master agreement published by the International Swaps and Derivatives Association, Inc., and any other master agreement, entered into by Mortgagor, together with any related schedules and confirmations, as the same may be amended, restated, replaced, supplemented, superseded or otherwise modified from time to time in accordance with its terms, relating to or governing any or all of the foregoing.

“Improvements” means all buildings, structures and replacements thereof and other improvements now or hereafter existing, erected or placed on the Land, including all plant, equipment, apparatus, machinery and fixtures of every kind and nature whatsoever forming part of said structures and/or buildings together with any on-site improvements and off-site improvements in any way used or to be used in connection with the use, enjoyment, occupancy or operation of the Land.

“Insurance Proceeds” means the insurance claims under and the proceeds of any and all policies of insurance covering the Property or any part thereof, including all returned and unearned premiums with respect to any insurance relating to such Property, in each case whether now or hereafter existing or arising.

“Land” means the real property described in Exhibit A attached hereto and made a part hereof.

“Law” or “Laws” means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law. With respect to Mortgagor and the Property, “Law” or “Laws” includes all Laws pertaining to the construction, sale, leasing or use of the Improvements and to access and facilities for handicapped or disabled persons, including without limitation and to the extent applicable, any building codes, the Controlled Substances Act, the Flood Insurance Laws, the Federal Architectural Barriers Act (42 U.S.C. § 4151 et seq.), the Fair Housing Amendments Act of 1988 (42 U.S.C. § 3601 et seq.), the Americans With Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973 (29 U.S.C. § 794), each as amended to date and further amended from time to time.

“Lease(s)” means all leases, license agreements and other occupancy or use agreements (whether oral or written), now or hereafter existing, which cover or relate to the Property or any part thereof, together with all options therefor, amendments thereto and renewals, modifications and guaranties thereof, including any cash or security deposited under the Leases to secure performance by the tenants of their obligations under the Leases, whether such cash or security is to be held until the expiration of the terms of the Leases or applied to one or more of the installments of rent coming due thereunder.

“Letter of Credit” or “Letters of Credit” means any letter of credit issued by Mortgagee for the account of Mortgagor or its nominee in connection with the Land or the Improvements, together with any and all extensions, renewals or modifications thereof, substitutions therefor or replacements thereof, if and only if evidenced by a writing reciting that the same is or are secured by this Mortgage.

“Lien” has the meaning given to such term in the Loan Agreement.

“Loan” means, collectively, the loans from Mortgagee to Mortgagor pursuant to the Loan Agreement, the repayment obligations in connection with which are evidenced by the Note.

“Loan Agreement” means the Amended and Restated Credit Agreement of even date herewith between Mortgagor and Mortgagee which sets forth, among other things, the terms and conditions upon which the proceeds of the Loan will be disbursed, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Loan Documents” means this Mortgage, the Note, the Environmental Agreement, the Loan Agreement, any Hedge Agreement, any application or reimbursement agreement executed in connection with any Letter of Credit, and any and all other documents which Mortgagor or any other party or parties have executed and delivered, or may hereafter execute and deliver, to evidence, secure or guarantee the Obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified.

“Mortgage” means this Open-End Mortgage Deed to Secure Present and Future Loans Under Chapter 25 of Title 34 of The Rhode Island General Laws, Assignment of Leases and Rents, Security Agreement and Fixture Filing, as the same may from time to time be extended, renewed, amended, restated, supplemented or otherwise modified.

“Movable Personal Property” means any item of tangible personal property owned by Borrower that is not a fixture or otherwise affixed or to become affixed to the Real Property. By way of example but not in limitation, Movable Personal Property would include desks, chairs and other furniture, curtains, portable dishwashers and portable microwave ovens, clothes washers and dryers and other portable equipment, and inventory.

“Note” means, singly and collectively, (i) that certain Term Note of even date herewith made by Mortgagor payable to the order of Mortgagee in the principal face amount of Fifteen Million Two Hundred Thirty-Two Thousand and No/100 Dollars ($15,232,000.00) and (ii) that certain Revolving Note of even date herewith made by Mortgagor payable to the order of Mortgagee in the principal face amount of Ten Million and No/100 Dollars ($10,000,000.00), as the same may from time to time be extended, renewed, amended, restated, replaced, supplemented or otherwise modified.

“Notice” means a notice, request, consent, demand or other communication given in accordance with the provisions of this Mortgage.

“Obligations” means all present and future debts, advances, obligations and liabilities of Mortgagor to Mortgagee arising pursuant to, and/or on account of, the provisions of this Mortgage, the Note or any of the other Loan Documents, including the obligations: (a) to pay all principal, interest, late charges, prepayment premiums (if any) and other amounts due at any time under the Note; (b) to pay all Expenses, indemnification payments, fees and other amounts due at any time under this Mortgage or any of the other Loan Documents, together with interest thereon as herein or therein provided; (c) to pay and perform all obligations of Mortgagor under any Hedge Agreement between Mortgagor and Mortgagee (or its affiliate); (d) to perform, observe and comply with all of the other terms, covenants and conditions, expressed or implied, which Mortgagor is required to perform, observe or comply with pursuant to this Mortgage or any of the other Loan Documents; and (e) to pay and perform all future advances and other obligations that Mortgagor or any successor in ownership of all or part of the Property may agree to pay and/or perform (whether as principal, surety or guarantor) for the benefit of Mortgagee, when a writing evidences the parties’ agreement that the advance or obligation be secured by this Mortgage.

“Permitted Encumbrances” means (a) any matters set forth in any policy of title insurance issued to Mortgagee and insuring Mortgagee’s interest in the Property which are acceptable to Mortgagee as of the date hereof, (b) the Liens and interests of this Mortgage, (c) any Permitted Lien (as defined in the Loan Agreement), and (d) any other Encumbrance that Mortgagee shall expressly approve in writing in its sole and absolute discretion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Personalty” means all personal property of any kind or nature whatsoever, whether tangible or intangible and whether now owned or hereafter acquired, in which Mortgagor now has or hereafter acquires an interest and which is used in the construction of, or is placed upon, or is derived from or used in connection with the maintenance, use, occupancy or enjoyment of, the Property, including (a) the Accessories; (b) the Accounts; (c) all franchise, license, management or other agreements with respect to the operation of the Real Property or the business conducted therein (provided all of such agreements shall be subordinate to this Mortgage, and Mortgagee shall have no responsibility for the performance of Mortgagor’s obligations thereunder) and all general intangibles (including payment intangibles, trademarks, trade names, goodwill, software and symbols) related to the Real Property or the operation thereof; (d) all sewer and water taps, appurtenant water stock or water rights, allocations and agreements for utilities, bonds, letters of credit, letter-of-credit rights, permits, certificates, licenses, guaranties, warranties, causes of action, judgments, Claims, profits, security deposits, utility deposits, deposits or escrows for taxes, insurance or other matters, and all rebates or refunds of fees, Taxes, assessments, charges or deposits paid to any Governmental Authority related to the Real Property or the operation thereof; (e) all of Mortgagor’s rights and interests under all Hedge Agreements, including all rights to the payment of money from Mortgagee (or its affiliate) under any Hedge Agreement and all accounts, deposit accounts and general intangibles, including payment intangibles, described in any Hedge Agreement; (f) all insurance policies held by Mortgagor with respect to the Property or Mortgagor’s operation thereof; and (g) all money, instruments, chattel paper, or mortgages and documents (whether tangible or electronic) arising from or by virtue of any transactions related to the Property, and all deposits and deposit accounts of Mortgagor with Mortgagee related to the Property, including any such deposit account from which Mortgagor may from time to time authorize Mortgagee to debit and/or credit payments due with respect to the Loan; together with all Additions to and Proceeds of all of the foregoing, but excluding any Movable Personal Property.

“Proceeds” when used with respect to any of the Property, means all proceeds of such Property, including all Insurance Proceeds and all other proceeds within the meaning of that term as defined in the Uniform Commercial Code of the State.

“Property” means the Real Property and the Personalty and all other rights, interests and benefits of every kind and character which Mortgagor now has or hereafter acquires in, to or for the benefit of the Real Property and/or the Personalty and all other property and rights used or useful in connection therewith, including all Leases, all Rents, all Condemnation Awards, all Proceeds, and all of Mortgagor’s right, title and interest in and to all Design and Construction Documents, and all Contracts of Sale.

“Property Assessments” means all Taxes, payments in lieu of taxes, water rents, sewer rents, assessments, condominium and owner’s association assessments and charges, maintenance charges and other governmental or municipal or public or private dues, charges and levies and any Liens (including federal tax liens) which are or may be levied, imposed or assessed upon the Property or any part thereof, or upon any Leases or any Rents, whether levied directly or indirectly or as excise taxes, as income taxes, or otherwise.

“Real Property” means the Land and Improvements, together with (a) all estates, title interests, title reversion rights, remainders, increases, issues, profits, rights of way or uses, additions, accretions, servitudes, strips, gaps, gores, liberties, privileges, water rights, water courses, alleys, passages, ways, vaults, licenses, tenements, franchises, hereditaments, royalties, appurtenances, air space, easements, rights-of-way, rights of ingress or egress, parking rights, timber, crops, mineral interests and other rights, now or hereafter owned by Mortgagor and belonging or appertaining to the Land or Improvements; (b) all Claims whatsoever of Mortgagor with respect to the Land or Improvements, either in law or in equity, in possession or in expectancy; (c) all estate, right, title and interest of Mortgagor in and to all streets, roads and public places, opened or proposed, now or hereafter adjoining or appertaining to the Land or Improvements; and (d) all options to purchase the Land or Improvements, or any portion thereof or interest therein, and any greater estate in the Land or Improvements, and all Additions to and Proceeds of the foregoing.

“Rents” means all of the rents, royalties, issues, profits, revenues, earnings, income and other benefits of the Property or any part thereof, or arising from the use or enjoyment of the Property or any part thereof, including all such amounts paid under or arising from any of the Leases and all fees, charges, accounts or other payments for the use or occupancy of rooms or other public facilities within the Real Property or any part thereof.

“State” means the state in which the Land is located.

“Taxes” means all taxes and assessments, whether general or special, ordinary or extraordinary, or foreseen or unforeseen, which at any time may be assessed, levied, confirmed or imposed by any Governmental Authority or any community facilities or other private district on Mortgagor or on any of its properties or assets or any part thereof or in respect of any of its franchises, businesses, income or profits.

“Transfer” means any direct or indirect sale, assignment, conveyance or transfer, including any Contract of Sale and any other contract or agreement to sell, assign, convey or transfer, in whole or in part, whether made voluntarily or by operation of Law or otherwise, and whether made with or without consideration.

Article II

Granting Clauses; Condition of Grant.

Section 2.1 Conveyances and Security Interests.

In order to secure the prompt payment and performance of the Obligations, Mortgagor (a) grants, bargains, sells, conveys, transfers and assigns with MORTGAGE COVENANTS, UPON THE STATUTORY CONDITION AND WITH THE STATUTORY POWER OF SALE the Real Property unto Mortgagee, all estate, right, title and interest of Mortgagor in and to the Real Property, whether now owned or held or hereafter acquired by Mortgagor, to have and hold the Real Property unto Mortgagee, its successors and assigns forever; and to hold the Real Property unto Mortgagee in fee simple forever; provided that Mortgagor may retain possession of the Real Property until the occurrence of an Event of Default; (b) grants to Mortgagee a security interest in the Personalty; (c) assigns to Mortgagee, and grants to Mortgagee a security interest in, all Condemnation Awards and all Insurance Proceeds; and (d) assigns to Mortgagee, and grants to Mortgagee a security interest in, all of Mortgagor’s right, title and interest in, but not any of Mortgagor’s obligations or liabilities under, all Design and Construction Documents, and all Contracts of Sale. All Persons who may have or acquire an interest in all or any part of the Property will be deemed to have notice of, and will be bound by, the terms of the Obligations and each other agreement or instrument made or entered into in connection with each of the Obligations. Such terms include any provisions in the Note, the Loan Agreement or any Hedge Agreement between Mortgagor and Mortgagee (or its affiliate) which provide that the interest rate on one or more of the Obligations may vary from time to time. The definition of “Obligations” includes future advances.

Section 2.2 Absolute Assignment of Leases and Rents.

In consideration of the making of the Loan by Mortgagee to Mortgagor, the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor absolutely and unconditionally assigns the Leases and Rents to Mortgagee. This assignment is, and is intended to be, an unconditional, absolute and present assignment from Mortgagor to Mortgagee of all of Mortgagor’s right, title and interest in and to the Leases and the Rents and not an assignment in the nature of a pledge of the Leases and Rents or the mere grant of a security interest therein. So long as no Event of Default shall exist, however, and so long as Mortgagor is not in default in the performance of any obligation, covenant or agreement contained in the Leases, Mortgagor shall have a license (which license shall terminate automatically and without notice upon the occurrence of an Event of Default or a default by Mortgagor under the Leases) to collect, but not prior to accrual, all Rents. Mortgagor agrees to collect and hold all Rents in trust for Mortgagee and, upon the occurrence and during the continuance of an Event of Default, to pay over all Rents to Mortgagee, or apply them as otherwise directed by Mortgagee.

Section 2.3 Security Agreement, Fixture Filing and Financing Statement.

This Mortgage creates a security interest in the Personalty, and, to the extent the Personalty is not real property, this Mortgage constitutes a security agreement from Mortgagor to Mortgagee under the Uniform Commercial Code of the State. Notwithstanding anything herein or in any other Loan Documents to the contrary, this Mortgage does not grant to Mortgagee a security interest in any Movable Personal Property. In addition to all of its other rights under this Mortgage and otherwise, Mortgagee shall have all of the rights of a secured party under the Uniform Commercial Code of the State, as in effect from time to time, or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law. This Mortgage shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Property and is to be filed for record in the land evidence records of each city or town where any part of the Property (including such fixtures) is situated. This Mortgage shall also be effective as a financing statement with respect to any other Property as to which a security interest may be perfected by the filing of a financing statement and may be filed as such in any appropriate filing or recording office. The respective mailing addresses of Mortgagor and Mortgagee are set forth in the opening paragraph of this Mortgage. A carbon, photographic or other reproduction of this Mortgage or any other financing statement relating to this Mortgage shall be sufficient as a financing statement for any of the purposes referred to in this Section. Mortgagor hereby irrevocably authorizes Mortgagee at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements as authorized by applicable Law, reasonably required by Mortgagee to establish or maintain the validity, perfection and priority of the security interests granted in this Mortgage. The foregoing authorization includes Mortgagor’s irrevocable authorization for Mortgagee at any time and from time to time to file any initial financing statements and amendments thereto that indicate the Personalty (a) as “all assets” of Mortgagor or words of similar effect, but excluding any Movable Personal Property, regardless of whether any particular asset comprised in the Personalty falls within the scope of the Uniform Commercial Code of the State or the jurisdiction where the initial financing statement or amendment is filed, or (b) as being of an equal or lesser scope or with greater detail.

Section 2.4 Release of Mortgage and Termination of Assignments and Financing Statements.

If and when Mortgagor has paid and performed all of the Obligations, and no further advances are to be made under the Loan Agreement, Mortgagee will provide a discharge of the Property and a release of the lien of this Mortgage and termination statements for filed financing statements, if any, to Mortgagor. Mortgagor shall be responsible for the recordation of such release and the payment of any recording and filing costs. Upon the recording of such release and the filing of such termination statements, the absolute assignments set forth in Section 2.2 shall automatically terminate and become null and void.

Article III

Representations and Warranties.

Mortgagor makes the following representations and warranties to Mortgagee:

Section 3.1 Title to Real Property.

Mortgagor (a) owns good and marketable fee simple title to the Real Property, (b) owns all of the beneficial and equitable interest in and to the Real Property, and (c) is lawfully seized and possessed of the Real Property. Mortgagor has the right and authority to mortgage and convey the Real Property and does hereby mortgage and convey the Real Property with general warranty to Mortgagee. The Real Property is subject to no Encumbrances other than the Permitted Encumbrances.

Section 3.2 Title to Other Property.

Mortgagor has good title to the Personalty, and the Personalty is not subject to any Encumbrance other than the Permitted Encumbrances. None of the Leases, Rents, Design and Construction Documents, or Contracts of Sale are subject to any Encumbrance other than the Permitted Encumbrances.

Section 3.3 Property Assessments.

The Real Property is assessed for purposes of Property Assessments as a separate and distinct parcel from any other property, such that the Real Property shall never become subject to the Lien of any Property Assessments levied or assessed against any property other than the Real Property.

Section 3.4 Independence of the Real Property.

No buildings or other improvements on property not covered by this Mortgage rely on the Real Property or any interest therein to fulfill any requirement of any Governmental Authority for the existence of such property, building or improvements; and none of the Real Property relies, or will rely, on any property not covered by this Mortgage or any interest therein to fulfill any requirement of any Governmental Authority. The Real Property has been properly subdivided from all other property in accordance with the requirements of any applicable Governmental Authorities.

Section 3.5 Existing Improvements.

The existing Improvements, if any, were constructed, and are being used and maintained, in accordance with all applicable Laws, including zoning Laws.

Section 3.6 Leases and Tenants.

The Leases are valid and are in full force and effect, and Mortgagor is not in default under any of the terms thereof. Except as expressly permitted in the Loan Agreement, Mortgagor has not accepted any Rents in advance of the time the same became due under the Leases and has not forgiven, compromised or discounted any of the Rents. Mortgagor has title to and the right to assign the Leases and Rents to Mortgagee, and no other assignment of the Leases or Rents has been granted. To the best of Mortgagor’s knowledge and belief, no tenant or tenants occupying, individually or in the aggregate, more than five percent (5%) of the net rentable area of the Improvements are in default under their Lease(s) or are the subject of any bankruptcy, insolvency or similar proceeding.

Article IV

Affirmative Covenants.

Section 4.1 Obligations.

Mortgagor agrees to promptly pay and perform all of the Obligations, time being of the essence in each case.

Section 4.2 Property Assessments; Documentary Taxes.

Mortgagor (a) will promptly pay in full and discharge all Property Assessments, and (b) will furnish to Mortgagee, upon demand, the receipted bills for such Property Assessments prior to the day upon which the same shall become delinquent. Property Assessments shall be considered delinquent as of the first day any interest or penalty commences to accrue thereon. Mortgagor will promptly pay all stamp, documentary, recordation, transfer and intangible taxes and all other taxes that may from time to time be required to be paid with respect to the Loan, the Note, this Mortgage or any of the other Loan Documents.

Section 4.3 Permitted Contests.

Mortgagor shall not be required to pay any of the Property Assessments, or to comply with any Law, so long as Mortgagor shall in good faith, and at its cost and expense, contest the amount or validity thereof, or take other appropriate action with respect thereto, in good faith and in an appropriate manner or by appropriate proceedings; provided that (a) such proceedings operate to prevent the collection of, or other realization upon, such Property Assessments or enforcement of the Law so contested, (b) there will be no sale, forfeiture or loss of the Property during the contest, (c) Mortgagee or the Property is not subject to any Claim as a result of such contest, other than if paid or discharged as required below, and (d) Mortgagor provides assurances satisfactory to Mortgagee (including the establishment of an appropriate reserve account with Mortgagee) of its ability to pay such Property Assessments or comply with such Law in the event Mortgagor is unsuccessful in its contest. Each such contest shall be promptly prosecuted to final conclusion or settlement, and Mortgagor shall indemnify and save Mortgagee harmless against all Claims in connection therewith. Promptly after the settlement or conclusion of such contest or action, Mortgagor shall comply with such Law and/or pay and discharge the amounts which shall be levied, assessed or imposed or determined to be payable, together with all penalties, fines, interests, costs and expenses in connection therewith.

Section 4.4 Compliance with Laws.

Except as expressly set forth in the Loan Agreement, Mortgagor will comply with and not violate, and cause to be complied with and not violated, all present and future Laws applicable to the Property and its use and operation.

Section 4.5 Maintenance and Repair of the Property.

Mortgagor, at Mortgagor’s sole expense, will (a) keep and maintain Improvements and Accessories in as good a condition as exists as of the Effective Date, ordinary wear and tear excepted, (b) make all necessary or appropriate repairs and Additions to Improvements and Accessories, so that each part of the Improvements and all of the Accessories shall at all times be in good condition and fit and proper for the respective purposes for which they were originally intended, erected, or installed, and (c) commit or permit no waste.

Section 4.6 Additions to Security.

All right, title and interest of Mortgagor in and to all Improvements and Additions hereafter constructed or placed on the Property and in and to any Accessories hereafter acquired shall, without any further mortgage, conveyance, assignment or other act by Mortgagor, become subject to the Lien of this Mortgage as fully and completely, and with the same effect, as though now owned by Mortgagor and specifically described in the granting clauses hereof. Mortgagor agrees, however, to execute and deliver to Mortgagee such further documents as may be required by the terms of the Loan Agreement and the other Loan Documents.

Section 4.7 Subrogation.

To the extent permitted by Law, Mortgagee shall be subrogated, notwithstanding its release of record, to any Lien now or hereafter existing on the Property to the extent that such Lien is paid or discharged by Mortgagee whether or not from the proceeds of the Loan. This Section shall not be deemed or construed, however, to obligate Mortgagee to pay or discharge any Lien.

Section 4.8 Leases.

(a) Except as expressly permitted in the Loan Agreement, Mortgagor shall not enter into any Lease with respect to all or any portion of the Property without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld.

(b) Mortgagee shall not be obligated to perform or discharge any obligation of Mortgagor under any Lease. The assignment of Leases provided for in this Mortgage in no manner places on Mortgagee any responsibility for (i) the control, care, management or repair of the Property, (ii) the carrying out of any of the terms and conditions of the Leases, (iii) any waste committed on the Property, or (iv) any dangerous or defective condition on the Property (whether known or unknown).

(c) No approval of any Lease by Mortgagee shall be for any purpose other than to protect Mortgagee’s security and to preserve Mortgagee’s rights under the Loan Documents, and no such approval shall result in a waiver of a Default or Event of Default.

Section 4.9 Statutory Condition

This Mortgage is upon the STATUTORY CONDITION and upon the further condition that there be no breach of or default under any of the terms, provisions, covenants and agreements of any of the Loan Documents or any other instruments or agreements to secure the indebtedness secured hereby and that all such terms, provisions and agreements be duly and fully kept and performed.

Article V

Negative Covenants.

Section 5.1 Encumbrances.

Mortgagor will not permit any of the Property to become subject to any Encumbrance other than the Permitted Encumbrances. Within thirty (30) days after the filing of any mechanic’s lien or other Lien or Encumbrance against the Property, Mortgagor will promptly discharge or stay execution of the same by payment or filing a bond or otherwise as permitted by Law. So long as Mortgagee’s security has been protected by the filing of a bond or otherwise in a manner satisfactory to Mortgagee in its sole and absolute discretion, Mortgagor shall have the right to contest in good faith any Claim, Lien or Encumbrance, provided that Mortgagor does so diligently and without prejudice to Mortgagee or delay in completing construction of the Improvements. Mortgagor shall give Mortgagee Notice of any default under any Lien and Notice of any foreclosure or threat of foreclosure with respect to any of the Property. Mortgagor agrees that it shall indemnify and hold Mortgagee harmless against any loss or liability, cost or expense, including any judgments, attorneys’ fees and costs, costs of appeal bonds and printing costs, arising out of or relating to any proceeding instituted by any claimant alleging priority over the lien of this Mortgage.

Section 5.2 Transfer of the Property.

Mortgagor will not Transfer, or contract to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for certain Transfers of the Accessories expressly permitted in this Mortgage and except for Transfers permitted under the Loan Agreement). Any Disposition (as defined in the Loan Agreement) prohibited under the terms of the Loan Agreement shall be deemed to be a prohibited Transfer of the Property.

Section 5.3 Removal, Demolition or Alteration of Accessories and Improvements.

Except to the extent permitted by the following sentence and the Loan Agreement, no Improvements or Accessories shall be removed, demolished or materially altered without the prior written consent of Mortgagee. Provided no Event of Default has occurred and is continuing, Mortgagor may remove and dispose of, free from the Lien of this Mortgage, such Accessories as from time to time become worn out or obsolete, provided that, at the time of, or prior to, such removal, any such Accessories that, in the Mortgagor’s reasonable business judgment, are material to the operation of the Property or the Mortgagor’s business with respect thereto are replaced with other Accessories which are free from Liens other than Permitted Encumbrances (and by such removal and replacement Mortgagor shall be deemed to have subjected such Accessories to the Lien of this Mortgage).

Section 5.4 Additional Improvements.

Mortgagor will not construct any Improvements other than those presently on the Land and those described in the Loan Agreement without the prior written consent of Mortgagee. Mortgagor will complete and pay for, within a reasonable time, any Improvements that Mortgagor is permitted to construct on the Land. Mortgagor will construct and erect any permitted Improvements (a) strictly in accordance with all applicable Laws and any private restrictive covenants, (b) entirely on lots or parcels of the Land, (c) so as not to encroach upon any easement or right of way or upon the land of others, and (d) wholly within any building restriction and setback lines applicable to the Land.

Section 5.5 Restrictive Covenants, Zoning, etc.

Without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed absent an Event of Default, Mortgagor will not initiate, join in, or consent to any change in, any restrictive covenant, easement, zoning ordinance, or other public or private restrictions limiting or defining the uses which may be made of the Property. Mortgagor (a) will promptly perform and observe, and cause to be performed and observed, all of the terms and conditions of all material agreements affecting the Property, and (b) will do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of, or constituting any portion of, the Property.

Article VI

Events of Default.

The occurrence or happening, from time to time, of any one or more of the following shall constitute an Event of Default under this Mortgage:

Section 6.1 Payment Obligations.

Mortgagor fails to pay any of the Obligations when due, subject to all applicable grace periods and as governed by Section 8.01(a) of the Loan Agreement.

Section 6.2 Transfers.

Mortgagor Transfers, or contracts to Transfer, all or any part of the Property or any legal or beneficial interest therein (except for Transfers of the Accessories expressly permitted under this Mortgage or the Loan Agreement). Any Disposition (as defined in the Loan Agreement) prohibited under the terms of the Loan Agreement shall be deemed to be a prohibited Transfer of the Property constituting an Event of Default.

Section 6.3 Other Obligations.

Mortgagor fails to promptly perform or comply with any of the Obligations set forth in this Mortgage (other than those expressly described in other Sections of this Article), and such failure continues uncured for a period of thirty (30) days after Notice from Mortgagee to Mortgagor, unless (a) such failure, by its nature, is not capable of being cured within such period, and (b) within such period, Mortgagor commences to cure such failure and thereafter diligently prosecutes the cure thereof, and (c) Mortgagor causes such failure to be cured no later than ninety (90) days after the date of such Notice from Mortgagee.

Section 6.4 Event of Default Under Other Loan Documents.

An Event of Default (as defined in the Loan Agreement) occurs under the Loan Agreement.

Section 6.5 Reserved.

Section 6.6 Default Under Leases.

Mortgagor fails duly to perform its material obligations under any Lease, and such failure is not cured within the grace period, if any, provided in the Lease.

Section 6.7 Default Under Other Mortgage Documents.

An event of default occurs after giving effect to any applicable grace or cure periods under any other mortgage, deed of trust, or security agreement covering the Property, if any, including any Permitted Encumbrances.

Section 6.8 Execution; Attachment.

Any execution or attachment is levied against all or any material part of the Property, and such execution or attachment is not set aside, discharged or stayed within thirty (30) days after the same is levied.

Article VII

Rights and Remedies.

Upon the happening of any Event of Default, Mortgagee shall have the right, in addition to any other rights or remedies available to Mortgagee under any of the Loan Documents, applicable Law, or equity to exercise any one or more of the following rights, powers or remedies:

Section 7.1 Acceleration.

Mortgagee may accelerate any or all (as determined by Mortgagee in its sole discretion) of the Obligations, whereupon such Obligations shall become immediately due and payable, and Mortgagee may also terminate any Hedge Agreement and such Hedge Agreement shall immediately terminate, all of the foregoing without notice of default, notice of acceleration or intention to accelerate, presentment or demand for payment, protest, notice of protest, notice of nonpayment or dishonor, or notices or demands of any kind or character (all of which are hereby expressly waived by Mortgagor).

Section 7.2 Mortgagee’s Right to Enter and Take Possession, Operate and Apply Income.

(i) Mortgagee may demand that Mortgagor surrender the actual possession of the Property and upon such demand, Mortgagor shall forthwith surrender same to Mortgagee and, to the extent permitted by law, Mortgagee itself, or by such officers or agents as it may appoint, may enter and take possession of all of the Property and may exclude Mortgagor and its agents and employees wholly therefrom.

(ii) If Mortgagor shall for any reason fail to surrender or deliver the Property or any part thereof after Mortgagee’s demand, Mortgagee may obtain a judgment or order conferring on Mortgagee the right to immediate possession or requiring the Mortgagor to deliver immediate possession to Mortgagee, to the entry of which judgment or decree the Mortgagor hereby specifically consents.

(iii) Mortgagee may from time to time: (A) continue and complete construction of, hold, store, use, operate, manage and control the Property and conduct the business thereof; (B) make all reasonably necessary maintenance, repairs, renewals, replacements, additions, betterments and improvements thereto and thereon and purchase or otherwise acquire additional Personalty; (C) insure or keep the Property insured; (D) exercise all the rights and powers of the Mortgagor in its name or otherwise with respect to the same; and (E) enter into agreements with others (including new Leases or amendments, extensions, or cancellations to existing Leases) all as Mortgagee from time to time may determine in its sole discretion. Mortgagor hereby constitutes and irrevocably appoints Mortgagee its true and lawful attorney-in-fact, which appointment is coupled with an interest, with full power of substitution, and empowers said attorney or attorneys in the name of Mortgagor, but at the option of said attorney-in-fact, to do any and all acts and execute any and all agreements that Mortgagee may deem necessary or proper to implement and perform any and all of the foregoing.

Section 7.3 Collection of Rents.

Upon the occurrence of an Event of Default, the license granted to Mortgagor to collect the Rents shall be automatically and immediately revoked, without further notice to or demand upon Mortgagor. Mortgagee may, but shall not be obligated to perform any or all obligations of the landlord under any or all of the Leases, and Mortgagee may, but shall not be obligated to, exercise and enforce any or all of Mortgagor’s rights under the Leases. Without limitation to the generality of the foregoing, Mortgagee may notify the tenants under the Leases that all Rents are to be paid to Mortgagee, and following such notice all Rents shall be paid directly to Mortgagee and not to Mortgagor or any other Person other than as directed by Mortgagee, it being understood that a demand by Mortgagee on any tenant under the Leases for the payment of Rent shall be sufficient to warrant payment by such tenant of Rent to Mortgagee without the necessity of further consent by Mortgagor. Mortgagor hereby irrevocably authorizes and directs the tenants under the Leases to pay all Rents to Mortgagee instead of to Mortgagor, upon receipt of written notice from Mortgagee, without the necessity of any inquiry of Mortgagor and without the necessity of determining the existence or non-existence of an Event of Default. Mortgagor hereby appoints Mortgagee as Mortgagor’s attorney-in-fact with full power of substitution, which appointment shall take effect upon the occurrence of an Event of Default and is coupled with an interest and is irrevocable prior to the full and final payment and performance of the Obligations, in Mortgagor’s name or in Mortgagee’s name: (a) to endorse all checks and other instruments received in payment of Rents and to deposit the same in any account selected by Mortgagee; (b) to give receipts and releases in relation thereto; (c) to institute, prosecute and/or settle actions for the recovery of Rents; (d) to modify the terms of any Leases including terms relating to the Rents payable thereunder; (e) to cancel any Leases; (f) to enter into new Leases; and (g) to do all other acts and things with respect to the Leases and Rents which Mortgagee may deem necessary or desirable to protect the security for the Obligations. Any Rents received shall be applied first to pay all Expenses and next in reduction of the other Obligations. Mortgagor shall pay, on demand, to Mortgagee, the amount of any deficiency between (i) the Rents received by Mortgagee, and (ii) all Expenses incurred together with interest thereon as provided in the Loan Agreement and the other Loan Documents.

Section 7.4 Foreclosure.

Mortgagee may exercise the STATUTORY POWER OF SALE. Any sale made hereunder may be as an entirety or in such parcels as Mortgagee may request. To the extent permitted by applicable Law, any sale may be adjourned by announcement at the time and place appointed for such sale without further notice except as may be required by law. If the proceeds of such sale of less than the whole of the Property shall be less than the aggregate of the Obligations, this Mortgage and the lien hereof shall remain in full force and effect as to the unsold portion of the Property just as though no sale had been made and the STATUTORY POWER OF SALE shall also apply to any future sales. A sale may cover not only the Real Property but also the Personalty and other interests which are a part of the Property, or any part thereof, as a unit and as a part of a single sale, or the sale may be of any part of the Property separately from the remainder of the Property. After each sale, the Mortgagee shall make to the purchaser or purchasers at such sale good and sufficient conveyances, conveying the property so sold to the purchaser or purchasers in fee simple, subject to the Permitted Encumbrances (and to such leases and other matters, if any), and shall receive the proceeds of said sale or sales and apply the same as herein provided. In the event any sale hereunder is not completed or is defective in the opinion of Mortgagee, such sale shall not exhaust the power of sale hereunder and Mortgagee shall have the right to cause a subsequent sale or sales to be made hereunder. Any and all statements of fact or other recitals made in any deed or deeds or other conveyances given by the Mortgagee as to nonpayment of the Obligations or as to the occurrence of any default, or as to Mortgagee’s having declared all of said indebtedness to be due and payable, or as to the request to sell, or as to notice of time, place and terms of sale and the properties to be sold having been duly given, or as to any other act or thing having been duly done by Mortgagee shall be taken as prima facie evidence of the truth of the facts so stated and recited.

Section 7.5 Receiver.

Mortgagee may apply to any court of competent jurisdiction to have a receiver appointed to enter upon and take possession of the Property, collect the Rents therefrom and apply the same as the court may direct, such receiver to have all of the rights and powers permitted under the Laws of the State. To the extent permitted by law, the right of the appointment of such receiver shall be a matter of strict right without regard to the value or the occupancy of the Property or the solvency or insolvency of Mortgagor. The expenses, including receiver’s fees, reasonable attorneys’ fees, costs and agent’s commission incurred pursuant to the powers herein contained, together with interest thereon at the default rate under the Note, shall be secured hereby and shall be due and payable by Mortgagor immediately without notice or demand.    Notwithstanding the appointment of any receiver or other custodian, Mortgagee shall be entitled as pledgee to the possession and control of any cash or deposits at the time held by, payable, or deliverable under the terms of this Mortgage to the Mortgagee, and the Mortgagee shall have the right to offset the unpaid Obligations against any such cash or deposits in such order as Mortgagee may elect.

Section 7.6 Uniform Commercial Code.

Mortgagee may exercise any or all of its rights and remedies under the Uniform Commercial Code as adopted by the State as in effect from time to time, (or under the Uniform Commercial Code in force from time to time in any other state to the extent the same is applicable Law) or other applicable Law as well as all other rights and remedies possessed by Mortgagee, all of which shall be cumulative. Mortgagee is hereby authorized and empowered to enter the Property or other place where the Personalty may be located without legal process, and to take possession of the Personalty without notice or demand, which hereby are waived to the maximum extent permitted by the Laws of the State. Upon demand by Mortgagee, Mortgagor shall make the Personalty available to Mortgagee at a place reasonably convenient to Mortgagee. Mortgagee may proceed under the Uniform Commercial Code as to all or any part of the Personalty, and in conjunction therewith may exercise all of the rights, remedies and powers of a secured creditor under the Uniform Commercial Code. Any notification required by the Uniform Commercial Code shall be deemed reasonably and properly given if sent in accordance with the Notice provisions of this Mortgage at least ten (10) days before any sale or other disposition of the Personalty. Mortgagee may choose to dispose of some or all of the property, in any combination consisting of both Personalty and Real Property, in one or more public or private sales to be held in accordance with the Law and procedures applicable to real property, as permitted by Article 9 of the Uniform Commercial Code. Mortgagor agrees that such a sale of Personalty together with Real Property constitutes a commercially reasonable sale of the Personalty.

Section 7.7 Application of Proceeds

Unless otherwise provided by applicable Law, all proceeds from the sale of the Property or any part thereof pursuant to the rights and remedies set forth in this Article and any other proceeds received by Mortgagee from the exercise of any of its other rights and remedies hereunder or under the other Loan Documents shall be applied first to pay all Expenses and next in reduction of the other Obligations, in such manner and order as Mortgagee may elect.

Section 7.8 Remedies Cumulative and Concurrent.

No right, power or remedy of Mortgagee as provided in the Note, this Mortgage, the Guaranty, or the other Loan Documents is intended to be exclusive of any other right, power, or remedy of Mortgagee, but each and every such right, power and remedy shall be cumulative and concurrent and in addition to any other right, power or remedy available to Mortgagee now or hereafter existing at law or in equity and may be pursued separately, successively or together against Mortgagor, any guarantor, or any endorser, co-maker, or surety of the Obligations, or the Property or any part thereof, or any one or more of them, at the sole discretion of Mortgagee. The failure of Mortgagee to exercise any such right, power or remedy shall in no event be construed as a waiver or release thereof.

Section 7.9 Waiver, Delay or Omission.

No waiver of any Event of Default hereunder shall extend to or affect any subsequent or any other Event of Default then existing, or impair any rights, powers or remedies consequent thereon, and no delay or omission of Mortgagee to exercise any right, power or remedy shall be construed to waive any such Event of Default or to constitute acquiescence therein.

Section 7.10 Credit of Mortgagee.

To the maximum extent permitted by the Laws of the State, upon any sale made under or by virtue of this Article, Mortgagee may bid for and acquire the Property, or any part thereof, and in lieu of paying cash therefor may apply to the purchase price, any portion of or all of the unpaid Obligations in such order as Mortgagee may elect.

Section 7.11 Sale.

Any sale or sales made under or by virtue of this Article shall operate to divest all the estate, right, title, interest, claim and demand whatsoever at law or in equity, of the Mortgagor and all Persons, except tenants pursuant to Leases approved by Mortgagee, claiming by, through or under Mortgagor in and to the properties and rights so sold, whether sold to Mortgagee or to others.

Section 7.12 Proofs of Claim.

In the case of any receivership, insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, seizure of the Property by any Governmental Authority, or other judicial proceedings affecting the Mortgagor, any guarantor, any endorser, co-maker, or surety of the Obligations, or any of their respective properties, the Mortgagee, to the extent permitted by law, shall be entitled to file such proofs of claim and other documents as may be necessary or advisable in order to have its claim allowed in such proceedings for the entire unpaid Obligations at the date of the institution of such proceedings, and for any additional amounts which may become due and payable after such date.

Section 7.13 Waiver of Redemption, Notice, Marshaling, Etc.

Mortgagor hereby waives and releases, for itself and anyone claiming through, by, or under it, to the maximum extent permitted by the Laws of the State:

(i) all benefit that might accrue to Mortgagor by virtue of any present or future Law exempting the Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment,

(ii) unless specifically required herein, all notices of default, or Mortgagee’s actual exercise of any option or remedy under the Loan Documents, or otherwise, and

(iii) any right to have the Property marshaled.

Section 7.14 Discontinuance of Proceedings.

If Mortgagee shall have proceeded to enforce any right under any Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then except as may be provided in any written agreement between Mortgagor and Mortgagee providing for the discontinuance or abandonment of such proceedings, Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been instituted.

Section 7.15 Mortgagee’s Actions.

Mortgagee may, at any time without notice to any Person and without consideration, do or refrain from doing any or all of the following actions, and neither the Mortgagor, any guarantor, any endorser, co-maker, or surety of the Obligations, nor any other Person (hereinafter in this Section collectively referred to as the “Obligor”) now or hereafter liable for the payment and performance of the Obligations shall be relieved from the payment and performance thereof, unless specifically released in writing by Mortgagee: (a) agree to renew, extend or modify the terms of the Note, this Mortgage and the other Loan Documents, or any of them; (b) forbear or extend the time for the payment or performance of any or all of the Obligations; (c) apply payments by any Obligor to the reduction of the unpaid Obligations in such manner, in such amounts, and at such times and in such order and priority as Mortgagee may see fit; (d) release any Obligor; (e) substitute or release in whole or in part the Property or any other collateral or any portion thereof now or hereafter held as security for the Obligations without affecting, disturbing or impairing in any manner whatsoever the validity and priority of the lien of this Mortgage upon the Property which is not released or substituted, or the validity and priority of any security interest of the Mortgagee in such other collateral which is not released or substituted; (f) subordinate the lien of this Mortgage or the lien of any other security interest in any other collateral now or hereafter held as security for the Obligations; (g) join in the execution of a plat or replat of the Land (provided, however, notwithstanding the foregoing, Mortgagee will join in such plat or replat of the Land so long as such plat or replat is acceptable to Mortgagee); (h) join in and consent to the filing of a declaration of condominium or declaration of restrictive covenants regarding all or any part of the Land; (i) consent to the granting of any easement on the Land; and (j) generally deal with any Obligor or any other party as Mortgagee may see fit.

Section 7.16 Other Remedies.

Mortgagee shall have the right from time to time to protect, exercise and enforce any legal or equitable remedy against Mortgagor provided under the Loan Documents or by applicable Laws.

Article VIII

Miscellaneous.

Section 8.1 Rights, Powers and Remedies Cumulative.

Each right, power and remedy of Mortgagee as provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage, or in any of the other Loan Documents or now or hereafter existing by Law, and the exercise or beginning of the exercise by Mortgagee of any one or more of such rights, powers or remedies shall not preclude the simultaneous or later exercise by Mortgagee of any or all such other rights, powers or remedies.

Section 8.2 No Waiver by Mortgagee.

No course of dealing or conduct by or among Mortgagee and Mortgagor shall be effective to amend, modify or change any provisions of this Mortgage or the other Loan Documents. No failure or delay by Mortgagee to insist upon the strict performance of any term, covenant or agreement of this Mortgage or of any of the other Loan Documents, or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, covenant or agreement or of any such breach, or preclude Mortgagee from exercising any such right, power or remedy at any later time or times. By accepting payment after the due date of any of the Obligations, Mortgagee shall not be deemed to waive the right either to require prompt payment when due of all other Obligations, or to declare an Event of Default for failure to make prompt payment of any such other Obligations. Neither Mortgagor nor any other Person now or hereafter obligated for the payment of the whole or any part of the Obligations shall be relieved of such liability by reason of (a) the failure of Mortgagee to comply with any request of Mortgagor or of any other Person to take action to foreclose this Mortgage or otherwise enforce any of the provisions of this Mortgage, or (b) any agreement or stipulation between any subsequent owner or owners of the Property and Mortgagee, or (c) Mortgagee’s extending the time of payment or modifying the terms of this Mortgage or any of the other Loan Documents without first having obtained the consent of Mortgagor or such other Person. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate Lien on the Property, Mortgagee may release any Person at any time liable for any of the Obligations or any part of the security for the Obligations and may extend the time of payment or otherwise modify the terms of this Mortgage or any of the other Loan Documents without in any way impairing or affecting the Lien of this Mortgage or the priority of this Mortgage over any subordinate Lien. The holder of any subordinate Lien shall have no right to terminate any Lease regardless of whether or not such Lease is subordinate to this Mortgage. Mortgagee may resort to the security or collateral described in this Mortgage or any of the other Loan Documents in such order and manner as Mortgagee may elect in its sole discretion.

Section 8.3 Waivers and Agreements Regarding Remedies.

To the full extent Mortgagor may do so under applicable law, Mortgagor hereby voluntarily and knowingly:

(a) agrees that it will not at any time plead, claim or take advantage of any Laws now or hereafter in force providing for any appraisement, valuation, stay, extension or redemption, and waives and releases all rights of redemption, valuation, appraisement, stay of execution, exemption from civil process, extension of time for payment and notice of election to accelerate the Obligations;

(b) waives all rights to a marshaling of the assets of Mortgagor, including the Property, or to a sale in the inverse order of alienation in the event of a foreclosure of the Property, and agrees not to assert any right under any Law pertaining to the marshaling of assets, the sale in inverse order of alienation, the exemption of homestead, the administration of estates of decedents, or other matters whatsoever to defeat, reduce or affect the right of Mortgagee under the terms of this Mortgage to a sale of the Property without any prior or different resort for collection, or the right of Mortgagee to the payment of the Obligations out of the proceeds of sale of the Property in preference to every other claimant whatsoever;

(c)    waives any right to bring or utilize any defense, counterclaim or setoff, other than one which denies the existence or sufficiency of the facts upon which any foreclosure action is grounded. If any defense, counterclaim or setoff, other than one permitted by the preceding clause, is timely raised in a foreclosure action, such defense, counterclaim or setoff shall be dismissed. If such defense, counterclaim or setoff is based on a Claim which could be tried in an action for money damages, such Claim may be brought in a separate action which shall not thereafter be consolidated with the foreclosure action. The bringing of such separate action for money damages shall not be deemed to afford any grounds for staying the foreclosure action; and

(d) waives and relinquishes any and all rights and remedies which Mortgagor may have or be able to assert by reason of the provisions of any Laws pertaining to the rights and remedies of sureties.

Section 8.4 Successors and Assigns.

All of the grants, covenants, terms, provisions and conditions of this Mortgage shall run with the Land and shall apply to and bind the successors and assigns of Mortgagor (including any permitted subsequent owner of the Property), and inure to the benefit of Mortgagee, its successors and assigns.

Section 8.5 No Warranty by Mortgagee.

By inspecting the Property or by accepting or approving anything required to be observed, performed or fulfilled by Mortgagor or to be given to Mortgagee pursuant to this Mortgage or any of the other Loan Documents, Mortgagee shall not be deemed to have warranted or represented the condition, sufficiency, legality, effectiveness or legal effect of the same, and such acceptance or approval shall not constitute any warranty or representation with respect thereto by Mortgagee.

Section 8.6 Amendments.

This Mortgage may not be modified or amended except by an agreement in writing, signed by the party against whom enforcement of the change is sought.

Section 8.7 Severability.

In the event any one or more of the provisions of this Mortgage or any of the other Loan Documents shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any other respect, or in the event any one or more of the provisions of the Loan Documents operates or would prospectively operate to invalidate this Mortgage or any of the other Loan Documents, then and in either of those events, at the option of Mortgagee, such provision or provisions only shall be deemed null and void and shall not affect the validity of the remaining Obligations, and the remaining provisions of the Loan Documents shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Section 8.8 Notices.

All Notices required or which any party desires to give hereunder or under any other Loan Document shall be in writing and, unless otherwise specifically provided in such other Loan Document, shall be deemed sufficiently given or furnished if delivered by personal delivery, by nationally recognized overnight courier service or by certified United States mail, postage prepaid, addressed to the party to whom directed at the applicable address specified in the Preamble to this Mortgage (unless changed by similar notice in writing given by the particular party whose address is to be changed). The address at which Mortgagee will accept written notices pursuant to Section 34-25-10(b) and Section 34-25-11 of the Rhode Island General Laws of 1956, as amended, is ASTRONOVA, INC., 600 East Greenwich Avenue, West Warwick, Rhode Island 02893. Any Notice shall be deemed to have been given either at the time of personal delivery or, in the case of courier or mail, as of the date of first attempted delivery at the address and in the manner provided herein, or, in the case of facsimile, upon receipt; provided that service of a Notice required by any applicable statute shall be considered complete when the requirements of that statute are met. Notwithstanding the foregoing, no notice of change of address shall be effective except upon actual receipt. This Section shall not be construed in any way to affect or impair any waiver of notice or demand provided in this Mortgage or in any other Loan Document or to require giving of notice or demand to or upon any Person in any situation or for any reason.

Section 8.9 Joint and Several Liability.

If Mortgagor consists of two (2) or more Persons, the term “Mortgagor” shall also refer to all Persons signing this Mortgage as Mortgagor, and to each of them, and all of them are jointly and severally bound, obligated and liable hereunder. Mortgagee may release, compromise, modify or settle with any of Mortgagor, in whole or in part, without impairing, lessening or affecting the obligations and liabilities of the others of Mortgagor hereunder or under the Note. Any of the acts mentioned aforesaid may be done without the approval or consent of, or notice to, any of Mortgagor.

Section 8.10 Rules of Construction.

The words “hereof,” “herein,” “hereunder,” “hereto,” and other words of similar import refer to this Mortgage in its entirety. The terms “agree” and “agreements” mean and include “covenant” and “covenants.” The words “include” and “including” shall be interpreted as if followed by the words “without limitation.” The headings of this Mortgage are for convenience of reference only and shall not be considered a part hereof and are not in any way intended to define, limit or enlarge the terms hereof. Any reference to a Property street address(es) is for administrative and reference purposes only. In the event of any conflict between a Property street address(es) listed herein and Exhibit A attached hereto, the legal description set forth on Exhibit A shall control. All references (a) made in the neuter, masculine or feminine gender shall be deemed to have been made in all such genders, (b) made in the singular or plural number shall be deemed to have been made, respectively, in the plural or singular number as well, (c) to the Loan Documents are to the same as extended, amended, restated, supplemented or otherwise modified from time to time unless expressly indicated otherwise, (d) to the Land, Improvements, Personalty, Real Property or Property shall mean all or any portion of each of the foregoing, respectively, and (e) to Articles or Sections are to the respective Articles or Sections contained in this Mortgage unless expressly indicated otherwise. Any term used or defined in the Uniform Commercial Code of the State, as in effect from time to time, which is not defined in this Mortgage shall have the meaning ascribed to that term in the Uniform Commercial Code of the State. If a term is defined in Article 9 of the Uniform Commercial Code of the State differently than in another Article of the Uniform Commercial Code of the State, the term shall have the meaning specified in Article 9.

Section 8.11 Governing Law.

This Mortgage shall be construed, governed and enforced in accordance with the Laws in effect from time to time in the State (without regard to its conflict of law principles).

Section 8.12 Time of Essence.

It is specifically agreed that time is of the essence as to all matters provided for in this Mortgage.

Section 8.13 Survival of Warranties and Covenants.

The warranties, representations, covenants and agreements set forth in this Mortgage shall survive the making of the Loan and the execution and delivery of the Note, and shall continue in full force and effect until all of the Obligations shall have been paid and performed in full.

Section 8.14 Forum.

Mortgagor hereby irrevocably submits generally and unconditionally for itself and in respect of its property with respect to the Loan and this Mortgage to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the State specified in the governing law section of this Mortgage and to the non-exclusive jurisdiction of any state court or any United States federal court sitting in the state in which any of the Property is located. Mortgagor hereby irrevocably waives, to the fullest extent permitted by Law, any objection that Mortgagor may now or hereafter have to the laying of venue in any such court and any claim that any such court is an inconvenient forum. Nothing herein shall affect the right of Mortgagee to serve process in any manner permitted by Law or limit the right of Mortgagee to bring proceedings against Mortgagor in any other court or jurisdiction.

Section 8.15 WAIVER OF JURY TRIAL.

MORTGAGOR AND MORTGAGEE HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A

TRIAL BY JURY IN ANY LEGAL PROCEEDING OR ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS MORTGAGE OR ANY OTHER DOCUMENT EXECUTED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).

EACH PARTY HERETO HEREBY:

(a) CERTIFIES THAT NO REPRESENTATIVE, AGENT, OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER;

(b) ACKNOWLEDGES THAT THIS WAIVER AND THE PROVISIONS OF THIS SECTION WERE A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THE LOAN DOCUMENTS;

(c) CERTIFIES THAT THIS WAIVER IS KNOWINGLY, WILLINGLY, AND VOLUNTARILY MADE;

(d) AGREES AND UNDERSTANDS THAT THIS WAIVER CONSTITUTES A WAIVER OF TRIAL BY JURY OF ALL CLAIMS AGAINST ALL PARTIES TO SUCH PROCEEDING OR ACTION, INCLUDING CLAIMS AGAINST PARTIES WHO ARE NOT PARTIES TO THIS OR ANY OTHER AGREEMENT, AND FURTHER AGREES THAT SUCH PARTY SHALL NOT SEEK TO CONSOLIDATE ANY SUCH PROCEEDING OR ACTION WITH ANY OTHER PROCEEDING OR ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED;

(e) AGREES THAT MORTGAGOR AND MORTGAGEE ARE EACH HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING OR ACTION AS CONCLUSIVE EVIDENCE OF THIS WAIVER OF JURY TRIAL; AND

(f) REPRESENTS AND WARRANTS THAT SUCH PARTY HAS BEEN REPRESENTED IN THE SIGNING OF THIS MORTGAGE AND IN THE MAKING OF THIS WAIVER BY INDEPENDENT LEGAL COUNSEL, OR HAS HAD THE OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL SELECTED OF ITS OWN FREE WILL, AND THAT IT HAS HAD THE OPPORTUNITY TO DISCUSS THIS WAIVER WITH COUNSEL.

Section 8.16 State-Specific Provisions.

(a) Principles of Construction. In the event of any inconsistencies between the terms and conditions of this Section 8.16 and the terms and conditions of this Mortgage, the terms and conditions of this Section 8.16 shall control and be binding.

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(b) Statutory Power of Sale. This Mortgage is upon the STATUTORY CONDITION and upon the further condition that all covenants and agreements of Mortgagor contained herein and in the Loan Agreement, the Note and all related documents shall be kept and fully performed, for any breach of which Mortgagee shall have the STATUTORY POWER OF SALE.

Said STATUTORY CONDITION and STATUTORY POWER OF SALE, as well as the MORTGAGE COVENANTS contained in the granting clause of this Mortgage, are those contained in the General Laws of the State of Rhode Island. Provided further however, to the extent permitted by law, publication, pursuant to said STATUTORY POWER OF SALE, of notice of the time and place of sale may be made by publishing the same at least once each week for three (3) successive weeks in a public newspaper published daily in the City of Providence, Rhode Island, and not as otherwise provided in said STATUTORY POWER OF SALE.

(c) Future Advances; Rhode Island Open-End Mortgage. This Mortgage permits and secures any and all current and future advances to Mortgagor evidenced by (or pursuant to) any one or more of the following: the Note, the Loan Agreement, and the other Loan Documents, such other note or notes as may be signed by Mortgagor payable to Lender and such other agreement(s) as may be entered into by Mortgagor with Lender, and signed by Borrower. The unpaid principal balance of indebtedness outstanding under this Mortgage shall at no time exceed Twenty-Six Million Seven Hundred Thirty-Two Thousand and 00/100 Dollars ($26,732,000.00). Borrower will accept notices pursuant to R.I.G.L. §34-25-10(B) and §34-25-11 at the address and in the manner specified in Section 8.8 of this Mortgage.

Section 8.17 Entire Agreement.

The Loan Documents constitute the entire understanding and agreement between Mortgagor and Mortgagee with respect to the transactions arising in connection with the Loan, and supersede all prior written or oral understandings and agreements between Mortgagor and Mortgagee with respect to the matters addressed in the Loan Documents. In particular, and without limitation, the terms of any commitment by Mortgagee to make the Loan are merged into the Loan Documents. Except as incorporated in writing into the Loan Documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the Loan Documents.

[Remainder of Page Intentionally Blank; Signatures Follow]

IN WITNESS WHEREOF, Mortgagor has caused this Mortgage to be executed as of the date first written above.

MORTGAGOR:

ASTRONOVA, INC., a Rhode Island corporation

By:	/s/ Stephen Petrarca
Name:	Stephen Petrarca
Title:	VP - Operations

STATE OF RHODE ISLAND

COUNTY OF _Kent_________

In     W. Warwick, RI________, on this 27th day of July, 2020, before me personally appeared Stephen Petrarca __________, the _ VP - Operations______ of AstroNova, Inc., a Rhode Island corporation, to me known and known by me to be the party executing the foregoing instrument on behalf of said corporation, and acknowledged said instrument and the execution thereof to be his/her free act and deed in said capacity and the free act and deed of said corporation.

/s/ Christine Mathias
Notary Public
Print Name_Christine Mathias_________
My Commission Expires_May 1, 2024__

[SEAL]

Signature Page

Exhibit A

Legal Description

Parcel I: (Assessor’s Plat 30, Lot 46)

That certain tract or parcel of land, with all buildings and improvements thereon, situated southerly of East Greenwich Avenue in the Town of West Warwick, County of Kent and State of Rhode Island, being shown and delineated as “South Plot” on that certain plan entitled, “Plan of Property and Topographical Survey for: Atlan-Tol Industries, Inc., location West Warwick, Rhode Island, Dated April 11, 1978, by Waterman Associates as revised May 18, 1979 by John L. Flock, R.L.S. No. 1542, which plan was recorded in the Records of Land Evidence of the Town of West Warwick Rhode Island on July 17, 1979, (the “Plan”), and bounded and described as follows:

Beginning at a stake set in the northerly line of land now or formerly of Fenton G. Keyes Associates and in the westerly line of land now or formerly of Joseph E. MacPhee, which point is the southeasterly corner of the parcel designated “Area = 6.00A” on that certain plan entitled, “Property to be Conveyed by Quaker Lane Investment Corp. Dated Aug. 1969 Location West Warwick, R.I. by Robert B. Boyer Assoc.” which plan is recorded in the Records of Land Evidence of the Town of West Warwick, in Plat Book 2 at page 13, said point of beginning being the southeasterly corner of the parcel herein described;

Thence running N. 5°-07’-29” W, bounded easterly by MacPhee land three hundred forty-four and 68/100 (344.68) to a corner;

thence turning an interior angle of 91°-16’-52” and running S. 86°-09’-23” W. bounded northerly by land now or formerly of The Industrial Foundation of Rhode Island three hundred seventy-five and 36/100 (375.36) feet to the 80’ Wide Right of Way shown on the Plan;

thence turning an interior angle of 90° and running S. 3°-50’-37” E. bounded westerly by the 80’ wide Right of Way three hundred forty-four and 59/100 (344.59) feet to a corner and land now or formerly of Fenton G. Keyes Associates;

thence turning an interior angle of 90° and running N 86°-09’-23” E. bounded southerly by said Keyes Associates land three hundred eighty-three and 07/100 (383.07) feet to the point and place of beginning, the first described course forming an interior angle of 88°43’-08” with the last described course. Said parcel contains 3.00 acres more or less.

Together with the easements for utilities and parking set forth in a deed from Atlan-Tol Industries, Inc. to Rhode Island Port Authority and Economic Development Corporation recorded in said land evidence records in Book 98 at page 528.

Parcel 1 is conveyed with a right of way, in common with others, for purposes of egress and ingress to and from East Greenwich Avenue and for all purposes for which streets are commonly used, as granted and described in the deed from, “QUAKER LANE INVESTMENT CORPORATION TO ATLANTIC TOOL COMPANY, dated December 3, 1969, and recorded in the Records of Lane Evidence in the Town of West Warwick, in Book 70 at page 427, which right of way is shown as “80’ Wide Right of Way” on the Plan hereinabove-referred to.

Exhibit A

Parcel 2: (Assessor’s Plat 30, Lot 40)

That certain tract or parcel of land, with all buildings and improvements thereon, situated southerly of East Greenwich Avenue in the Town of West Warwick, County of Kent and State of Rhode Island and bounded and described as follows:

Beginning at a point in the southerly line of land now or formerly of Jeep Spray Service, Inc. and at the northwesterly corner of land now or formerly of Joseph E. MacPhee, et ux.;

Thence running westerly bounding northerly on said Jeep Spray Service, Inc. land sixty-nine and 34/100 (69.34) feet to a corner;

Thence turning an interior angle of 270°-00’ and running northerly bounding easterly on land of said Jeep Spray Service, Inc. ninety-five and 00/100 (95.00) feet to a corner, said corner being the southwesterly terminus of a twenty-five (25) feet wide right of way;

Thence turning an interior angle of 89°-26’-43” and running westerly in a line twenty-five (25) feet southerly from and parallel with the southerly line of said East Greenwich Avenue and bounding northerly on said right of way two hundred and 72/200 (200.72) feet to the point of curvature of a curve having a radius of one hundred (100) feet;

Thence running westerly and southerly in the arc of said curve and bounding northerly on said right of way and westerly on land now or formerly of Fenton G. Keyes Associates, a right of way eighty (80) feet in width, one hundred fifty-eight and 62/100 (158.62) feet to the point of tangency of said curve;

Thence running southerly bounding westerly on land of said Fenton G. Keyes Associates two hundred seventy-six and 56/100 (276.56) feet to a corner;

Thence turning an interior angle of 90° and running easterly bounding southerly on land leased by Atlan-Tol Industries, Inc. three hundred seventy-five and 36/100 (375.36) feet to a corner;

thence turning an interior angle of 88°-43’-08” and running northerly bounding easterly on said MacPnee land two hundred seventy-six and 82/100 (276.82) feet to the point of beginning and Containing 130,676 square feet of land, or 3 acres of land, Said last course forming an interior angle of 92°-43’ with said first course.

Parcel 2 is conveyed together with a right of way, in common with others, for purposes of egress and ingress to and from East Greenwich Avenue and for all purposes for which streets are commonly used, as granted and described in the deed from Ouaker Lane Investment Corporation to Atlantic Tool Company, dated December 3, 1969, and recorded in the Records of Land Evidence in the Town of West Warwick, in Book 70 at page 427, which right of way in shown as “80” Wide Right of Way” on the Plan hereinabove referred to.

Exhibit A

Parcel 3: (Assessor’s Plat 30, Lots 48 and 24)

That certain lot or parcel of land together with all buildings and improvements thereon located on the southerly side of East Greenwich Avenue in the Town of West Warwick, State of Rhode Island bounded and described as follows:

Beginning at a stake set in the southerly line of East Greenwich Avenue, said point being the northwesterly corner of the herein described parcel and the northeasterly corner of land now or formerly of Jeep Spray Service, Inc.;

Thence running southerly bounded westerly by said Jeep Spray land a distance of one hundred seventeen and 06/100 (117.06) feet, more or less, to a point;

Thence turning an interior angle of 270°-00’-00” and running westerly bounded northerly by said Jeep Spray land distance of thirty and 81/100 (30.81) feet to a granite bound and land now or formerly of Rhode Island Industrial Facilities Corporation;

thence turning an interior angle of 87°-17’-00” and running southerly bounded westerly in part by said Rhode Island Industrial Facilities Corporation land, in part by land now or formerly of the Rhode Island Port Authority and Economic Development Corporation and in part by land now or formerly of Fenton G. Keyes Associates a distance of six hundred seventy-two and 83/100 (672.83) feet to a granite bound;

thence turning an interior angle of 93°-02’-00” and running easterly bounded southerly by said Keyes land a distance of one hundred fifty-three and 87/100 (153.87) feet to a stake and land now or formerly of Marvin S. and Christine M. Webber;

thence turning an interior angle of 89°-52’-00” and running northerly bounded easterly by said Webber land a distance of three hundred four and 36/100 (304.36) feet to a pipe set n the ground;

thence turning an interior angle of 186°-59’-22” and running northerly bounded easterly by said Webber land a distance of one hundred twenty-six and 89/100 (126.89) feet more or less to a stake and land now or formerly of Carpenter Jenkins Funeral Home;

thence turning an interior angle of 80°-43’-38” and running westerly a distance of one hundred thirty-two and 02/100 (132.02) feet to a stake;

thence turning an interior angle of 272°-06’-00” and running northerly bounded easterly by said Carpenter Jencks land a distance of three hundred sixty-three and 00/100 (363.00) feet more or less to a stake and the southerly line of East Greenwich Avenue;

thence turning an interior angle of 91°-54’-21” and running westerly along the southerly line of East Greenwich Avenue a distance of forty and 02/100 (40.02) feet to the point and place of beginning, said last described course forming an interior angle of 88° -05-39” with the first described course.

Said parcel contains 91.928 square feet or 2.1104 acres.

Exhibit A

Parcel 4: (Assessor’s Plat 30, Lot 64)

That certain tract or parcel of land with all buildings and improvements thereon, situated in the Town of West Warwick, County of Kent and State of Rhode Island, bounded and described as follows:

Beginning at a point in the southerly line of East Greenwich Avenue said point being the northwesterly corner of land now or formerly of Robert B. Everson and John MacPhee and running southerly bounded easterly by said Everson and MacPhee land 25 feet; thence turning an interior angle of 90 degrees 33’17” and running westerly in a straight line 25 feet southerly of and parallel to the southerly line of East Greenwich Avenue two hundred and one and 35/100 (201.35) feet; thence turning southwesterly along the arc of a curve (r=100.00 feet tan=101.55) one hundred fifty-eight and 62/100 (158.62) feet; thence running southerly in a straight line parallel to and eighty (80) feet easterly of the easterly line of land now or formerly of Alfred Besson six hundred twenty-one and 15/100 (621.15) feet to a point; thence turning an interior angle of 90 degrees and running westerly eighty and 00/100 (80.00) feet to a point; thence turning an interior angle of 90 degrees and running northerly seven hundred forty-eight and 93/100 (748.93) feet to the southerly line of East Greenwich Avenue, this last course being bounded westerly in part by land described above and in part by land now or formerly of Alfred T. Besson; thence turning an interior angle of 89 degrees 79” and running easterly bounded northerly by the southerly line of East Greenwich Avenue three hundred eighty-two and 91/100 (382.91) feet to the point and place of beginning, this last described course and the first described course from an interior angle of 89 degrees 26’43”.

The above described parcel is shown on that certain plan entitled, “Property to be conveyed by Quaker Lane Investment Corp. located in West Warwick, R.I. by Robert B. Boyer & Assoc.” which plan in recorded in the Land Evidence Records is the Town of West Warwick, R.I. in Plan Book 2, Page 13.

Parcel 5: (Assessor’s Plat 30, Lot 37)

That certain tract or parcel of land with all buildings and improvements thereon, situated in the Town of West Warwick, County of Kent and State of Rhode Island, bounded and described as follows:

Beginning at a point in the southerly line of East Greenwich Avenue, said point being at a stone wall on land now or formerly of Forward Development Company, Inc., thence southerly with said stone wall and bounding easterly on land now or formerly of Forward Development Company, Inc. five hundred ninety-seven and 00/100 (597.00) feet, more or less, to another stone wall at land now or formerly of Forward Development Company, Inc.; thence westerly with said stone wall and bounding southerly on land now or formerly of Forward Development Company, Inc. one hundred twenty-five (125.00) feet, more or less, to a fence post, and land now or formerly of Arthur Caron, Jr.; thence northerly in part with and bounding easterly upon said Caron land and in part with and bounding westerly upon land now or formerly of Kenneth W. Keane et ux five hundred ninety-seven (597.00) feet, more or less, to said East Greenwich Avenue; thence easterly, bounding northerly on said East Greenwich Avenue one hundred thirty-three (133.00) feet, more or less, to the point and place or beginning.

Exhibit A

EXCEPTING THEREFROM SO MUCH OF THE ABOVE DESCRIBED PREMISES AS WAS CONVEYED BY DEED FROM ALFRED J. BESSON TO ROBERT E. HOULE AND BARBARA M. HOULE, RECORDED IN BOOK 75 AT PAGE 14 OF THE WEST WARWICK LAND EVIDENCE RECORDS, more particularly bounded and described as follows:

That certain parcel of land with all the buildings and improvements thereon, situated in the Town of West Warwick, County of Kent, State of Rhode Island, bounded and described as follows:

Beginning at a point in the southerly line of East Greenwich Avenue, said point is the northwesterly corner of the herein described property, and said point is the northeasterly corner of now or lately Kenneth W. Keane et ux; thence turning southerly bounding westerly on last named land a distance of two hundred forty (240) feet to a point; thence turning and running easterly parallel with the southerly line of East Greenwich Avenue a distance of one hundred twenty-nine (129) feet more or less to land now or lately Quaker Lane Investment Corp. thence turning and running northerly bounding easterly on last named land a distance of two hundred forty (240) feet to East Greenwich Avenue; thence turning and running westerly bounding northerly on East Greenwich Avenue, a distance of one hundred thirty-three (133) feet to land now or lately of Kenneth W. Keane et ux, and the point and place of beginning.

Exhibit A